UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 16, 2007

Hines Real Estate Investment Trust, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

000-50805	20-0138854
(Commission File Number)	(IRS Employer Identification No.)

2800 Post Oak Boulevard, Suite 5000, Houston, Texas	77056-6118
(Address of Principal Executive Offices)	(Zip Code)

(888) 220-6121
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

On November 20, 2007, Hines Real Estate Investment Trust, Inc. (“Hines REIT”) filed a Current Report on Form 8-K (the "Initial Report") with regard to the acquisition on November 16, 2007 by a wholly-owned subsidiary of Hines REIT Properties, L.P., its majority-owned subsidiary (and together with Hines REIT, the "Company"), of JPMorgan Chase Tower, a 55-story office building located in the uptown submarket of Dallas, Texas, as described in the Initial Report. After reasonable inquiry, the Company is not aware of any material factors relating to the property that would cause the reported financial information not to be necessarily indicative of future operating results. This Current Report on Form 8-K/A should be read in conjunction with the Initial Report.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Real Estate Property Acquired. The following financial statements are submitted at the end of this Current Report on Form 8-K/A and are filed herewith and incorporated herein by reference.

2200 Ross Avenue, Dallas, Texas —For the Nine Months Ended September 30, 2007 (Unaudited) and For the Year Ended December 31, 2006

Independent Auditors’ Report
Statements of Revenues and Certain Operating Expenses
Notes to Statements of Revenues and Certain Operating Expenses

(b) Unaudited Pro Forma Financial Information. The following financial information is submitted at the end of this Current Report on Form 8-K/A and is furnished herewith and incorporated herein by reference.

Hines Real Estate Investment Trust, Inc.

Unaudited Pro Forma Consolidated Financial Statement for the Year Ended December 31, 2006
Notes to Unaudited Pro Forma Consolidated Financial Statement

(d) Exhibits - None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HINES REAL ESTATE INVESTMENT TRUST, INC.

January 17, 2008                   By:   /s/ Frank R. Apollo
                  Frank R. Apollo
                      Chief Accounting Officer, Treasurer and Secretary

INDEPENDENT AUDITORS’ REPORT

To the Partners of
Hines REIT Properties, L.P.

We have audited the accompanying statement of revenues and certain operating expenses (the “Historical Summary”) of the property located at 2200 Ross Avenue, Dallas, Texas (the “Property”) for the year ended December 31, 2006. This Historical Summary is the responsibility of the Property’s management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in this Form 8-K/A of Hines Real Estate Investment Trust, Inc.) as described in Note 2 to the Historical Summary and is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary presents fairly, in all material respects, the revenues and certain operating expenses described in Note 2 to the Historical Summary of the Property for the year ended December 31, 2006 in conformity with accounting principles generally accepted in the United States of America.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas
January 16, 2008

CHASE TOWER, DALLAS, TEXAS
STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES
For the Nine Months ended September 30, 2007 (unaudited) and For the Year Ended December 31, 2006

	Nine Months Ended September 30, 2007 (unaudited)	Year Ended December 31, 2006
Revenue:
Rental revenue	$21,581,514	$26,449,203
Other revenue	2,497,767	2,793,255
Total revenue	24,079,281	29,242,458
Certain Operating Expenses:
Utilities	2,834,862	3,830,722
Real estate taxes	3,975,348	5,762,054
Repairs and maintenance	868,710	1,263,791
Cleaning services	791,839	1,063,773
Salaries and wages	961,305	1,296,576
Building management services	1,452,633	2,084,735
Insurance	328,613	442,380
Total certain operating expenses	11,213,310	15,744,031
Revenues in excess of certain operating expenses	$12,865,971	$13,498,427

See accompanying notes to statements of revenues and certain operating expenses.

CHASE TOWER, DALLAS, TEXAS
NOTES TO STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES
For the Nine Months Ended September 30, 2007 (Unaudited) and
For the Year Ended December 31, 2006

(1)              Organization

2200 Ross Avenue (“Chase Tower” or the “Property”) is a 55-story office building located in Dallas, Texas that contains 1,296,407 square feet (unaudited) of office space. Hines Real Estate Investment Trust, Inc. (“Hines REIT”) acquired the Property through Hines REIT Properties, L.P., its majority owned subsidiary (the “Operating Partnership,” and together, the “Company”). The acquisition was completed on November 16, 2007 by Hines REIT 2200 Ross Avenue LP, a wholly-owned subsidiary of the Operating Partnership.

(2)              Basis of Presentation

The statements of revenues and certain operating expenses (the “Historical Summaries”) have been prepared for the purpose of complying with the provisions of Article 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. These Historical Summaries include the historical revenues and operating expenses of the Property, exclusive of interest income and interest expense, early lease termination fees, management fees, and depreciation and amortization, which may not be comparable to the corresponding amounts reflected in the future operations of the Property.

The statement of revenues and certain operating expenses and notes thereto for the nine months ended September 30, 2007 included in this report are unaudited. In the opinion of the Company’s management, all adjustments necessary for a fair presentation of such statement of revenues and certain operating expenses have been included. Such adjustments consisted of normal recurring items. Interim results are not necessarily indicative of results for a full year.

(3)              Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires the Property’s management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

(4)              Significant Accounting Policies

(a)                       Revenue Recognition

The Property’s operations consist of rental revenue earned from tenants under leasing arrangements which generally provide for minimum rents, escalations, and charges to tenants for their pro rata share of real estate taxes and operating expenses.  All leases with the tenants are gross leases and leases have been accounted for as operating leases.  Rental revenue is recognized by amortizing the aggregate lease payments on the straight-line basis over the entire terms of the leases, which resulted in rental revenue in excess of cash payments of $767,019 (unaudited) for the nine months ended September 30, 2007, and $1,427,613 for the year ended December 31, 2006.

(b)                       Repairs and Maintenance

Expenditures of repairs and maintenance are expensed as incurred.

CHASE TOWER, DALLAS, TEXAS
NOTES TO STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES – (Continued)

(5)              Rental Revenue

The aggregate annual minimum future rental revenue on noncancelable operating leases in effect as of December 31, 2006 is as follows:

Year ended December 31:	Amount
2007	$23,104,680
2008	24,815,715
2009	24,848,185
2010	24,800,258
2011	24,192,861
Thereafter	112,992,395

    Total minimum future rental revenue represents the base rent that tenants are required to pay under the terms of their leases exclusive of charges for contingent rents, electric service and real estate taxes.

    Of the total rental revenue for the year ended December 31, 2006, 36% was earned from two tenants in the legal industry, whose leases expire in various years through 2016, 19% was earned from a tenant in the finance and insurance industry, whose lease expires in 2008, and 14% was earned from a tenant in the accounting industry, whose leases expire in various years through 2012. Also, of the total rental revenue for the year ended December 31, 2006, 39% was earned from seven tenants in the legal industry and 34% was earned from ten tenants in the finance and insurance industry. The Property did not earn rental revenue from any other tenants or industry concentration of tenants that represent more than 10% of the total rental revenue of the Property for the year ended December 31, 2006.

* * * * *

HINES REAL ESTATE INVESTMENT TRUST, INC.
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENT

Hines Real Estate Investment Trust, Inc. (“Hines REIT” and, together with Hines REIT Properties, L.P. (the “Operating Partnership”), the “Company”) made the following acquisitions since January 1, 2006:

Property Name	Date of Acquisition	Purchase Price
Airport Corporate Center	January 31, 2006	$156.8 million
321 North Clark	April 24, 2006	$247.3 million
3400 Data Drive	November 21, 2006	$32.8 million
Watergate Tower IV	December 8, 2006	$144.9 million
Daytona Buildings	December 20, 2006	$99.0 million
Laguna Buildings	January 3, 2007	$118.0 million
Atrium on Bay	February 26, 2007	$215.6 million
Seattle Design Center	June 22, 2007	$56.8 million
5th and Bell	June 28, 2007	$72.2 million
Cargo CenterDutra II	July 2, 2007	$53.7 million
3 Huntington Quadrangle	July 19, 2007	$87.0 million
One Wilshire	August 1, 2007	$287.0 million
Minneapolis Office/Flex Portfolio	September 28, 2007	$87.0 million
JPMorgan Chase Tower	November 16, 2007	$289.6 million

Additionally, the Company made equity investments in Hines-Sumisei U.S. Core Office Fund, L.P. (the “Core Fund”) totaling $209.3 million during the year ended December 31, 2006, and an additional $58.0 million effective July 2, 2007.

On July 2, 2007, the Company acquired a 50% interest in Cargo Center Dutra II, an industrial property located in Rio de Janeiro, Brazil, through a joint venture with another affiliate of Hines. The Company accounts for its investment in Cargo Center Dutra II using the equity method of accounting. The Company funded this equity method investment on June 28, 2007.

The unaudited pro forma consolidated statement of operations assumes the $267.3 million in investments in the Core Fund, the investment in Cargo Center Dutra II, and all of the Company’s 2006 and 2007 acquisitions occurred on January 1, 2006.

In management’s opinion, all adjustments necessary to reflect the effects of these transactions have been made. The unaudited pro forma consolidated statement of operations is not necessarily indicative of what actual results of operations would have been had the Company made these acquisitions on January 1, 2006, nor does it purport to represent the results of operations for future periods.

HINES REAL ESTATE INVESTMENT TRUST, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2006
(In thousands)

	Year Ended December 31, 2006	Adjustments		Pro Forma
Revenues:
Rental revenue	$61,422	$155,751	(a)	$217,173
Other revenue	2,508	11,324	(a)	13,832
Total revenues	63,930	167,075		231,005
Expenses:
Property operating expenses	17,584	46,459	(a)	64,043
Real property taxes	9,624	25,289	(a)	34,913
Property management fees	1,527	3,815	(a)	5,342
Depreciation and amortization	22,478	73,819	(a)	96,297
Asset management and acquisition fees	17,559	13,557	(b)	31,116
Organizational and offering expenses	5,760	—		5,760
General and administrative expenses	2,819	—		2,819
Total expenses	77,351	162,939		240,290
Income (loss) before other income (expenses), income tax expense and loss allocated to minority interests	(13,421)	4,136		(9,285)
Equity in losses of unconsolidated entities	(3,291)	(10,648	)(c)	(13,939)
Loss on derivative instruments, net	(5,306)	—		(5,306)
Interest expense	(18,310)	(51,530	)(d)	(69,840)
Interest income	1,409	—		1,409
Loss before income tax expense and loss allocated to minority interests	(38,919)	(58,042)		(96,961)
Income tax expense	—	(1,000	)(e)	(1,000)
Loss allocated to minority interests	429	—		429
Net loss	$(38,490)	$(59,042)		$(97,532)
Basic and diluted loss per common share:
Loss per common share	$(0.79)	$(0.86)		$(0.83)
Weighted average number common shares outstanding	48,468	68,968	(f)	117,437

See notes to unaudited pro forma consolidated statement of operations and notes to unaudited pro forma consolidated financial statement.

Notes to Unaudited Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 2006

(a)
To record the pro forma effect of the Company’s acquisitions of Airport Corporate Center, 321 North Clark, 3400 Data Drive, Watergate Tower IV, the Daytona Buildings, the Laguna  Buildings, Atrium on Bay, Seattle Design Center, 5th and Bell, 3 Huntington Quadrangle, One Wilshire, the Minneapolis Office/Flex Portfolio and JPMorgan Chase Tower, assuming that the acquisitions had occurred on January 1, 2006.

(b)
To record the pro forma effect of the acquisition fees (50% of which is payable in cash and 50% of which is reflected in the participation interest) related to the Company’s additional investments in the Core Fund and acquisitions of the Laguna Buildings, Atrium on Bay, Seattle Design Center, 5th and Bell, Cargo Center Dutra II, 3 Huntington Quadrangle, One Wilshire, the Minneapolis Office/Flex Portfolio and JPMorgan Chase Tower.

(c)
To record the pro forma effect on the Company’s equity in losses assuming that the Company’s additional investments in the Core Fund, the Core Fund’s acquisitions of 720 Olive Way, 333 West Wacker, One Atlantic Center, Warner Center, Riverfront Plaza, the Sacramento Properties, Charlotte Plaza, the Carillon building and Renaissance Square as well as the Company’s acquisition of Cargo Center Dutra II had occurred on January 1, 2006.

(d)
To record the pro forma effect of the Company’s interest expense assuming that the Company had permanent financing in place as of January 1, 2006 related to its acquisitions of Airport Corporate Center, 321 North Clark, 3400 Data Drive, Watergate Tower IV, the Daytona Buildings, the Laguna Buildings, Atrium on Bay, Seattle Design Center, 5th and Bell, 3 Huntington Quadrangle, One Wilshire, the Minneapolis Office/Flex Portfolio and JPMorgan Chase Tower. The financing related to each acquisition is as follows:
• $91 million mortgage note upon the acquisition of Airport Corporate Center with a rate of 4.78%;
• $45.0 million mortgage upon the acquisition of 1515 S Street with a rate of 5.68%;
• $185.0 million mortgage at 5.8575% under its pooled mortgage facility with HSH Nordbank for the purchase of 321 North Clark, Citymark, and 1900 and 2000 Alameda;
• $190.0 million CAD ($163.9 million USD as of February 26, 2007) mortgage upon the acquisition of Atrium on Bay with a rate of 5.33%;
• $119.0 million mortgage at 5.355% under its pooled mortgage facility with HSH Nordbank for the purchase of the Daytona Buildings and the Laguna Buildings;
• $70.0 million mortgage at 6.03% under its pooled mortgage facility with HSH Nordbank for the purchase of Seattle Design Center and 5th and Bell;
• $48.0 million mortgage at 5.98% under its pooled mortgage facility with HSH Nordbank for the purchase of 3 Huntington Quadrangle;
• $159.5 million mortgage with Prudential at 5.98% for the purchase of One Wilshire; and
• $205.0 million mortgage with Metropolitan Life Insurance Company at a rate of 5.7%, for the acquisition of the JPMorgan Chase Tower and the Minneapolis Office/Flex Portfolio.

(e)
To record the pro forma effect of income taxes, primarily resulting from foreign income taxes related to the Company’s acquisition of Atrium on Bay, assuming the acquisition had occurred on January 1, 2006.

(f)	To record the pro forma effect of the proceeds required from the issuance of shares of the Company's common stock to complete the acquisitions described in (a) above, less amounts received from the financing activities described in (d) above.

HINES REAL ESTATE INVESTMENT TRUST, INC.
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENT
For the Year Ended December 31, 2006

(1)  Investment Properties

On January 31, 2006, the Company acquired Airport Corporate Center, a 45-acre office park located in the Airport West/Doral airport submarket of Miami, Florida. Airport Corporate Center consists of 11 buildings constructed between 1982 and 1996 that contain an aggregate of 1,018,627 square feet of rentable area and a 5.46-acre land development site. The aggregate purchase price of Airport Corporate Center was $156.8 million, excluding transaction costs and financing fees. In connection with the acquisition, mortgage financing was assumed in the amount of $91.0 million.

On April 24, 2006, the Company acquired 321 North Clark, a 35-story, 885,664 square foot office building located in Chicago, Illinois. The building has a below-grade parking structure and was constructed in 1987. The seller was 321 North Clark Realty LLC, a joint venture between Hines Interests Limited Partnership (“Hines”) and an institution advised by JPMorgan Chase. The acquisition was consummated on April 24, 2006 by Hines REIT 321 North Clark, a wholly-owned subsidiary of the Company. The aggregate purchase price of 321 North Clark was $247.3 million, excluding transaction costs and financing fees.

On November 21, 2006, the Company acquired 3400 Data Drive, a three-story, 149,703 square foot office building located in Rancho Cordova, California, a submarket of Sacramento. The building was constructed in 1990. The aggregate purchase price of 3400 Data Drive was $32.8 million, excluding transaction costs and financing fees.

On December 8, 2006, the Company acquired Watergate Tower IV, a 16-story, 344,433 square foot office building located in Emeryville, California. The building was constructed in 2001. The aggregate purchase price of Watergate Tower IV was $144.9 million, excluding transaction costs and financing fees.

On December 20, 2006, the Company acquired three office buildings located at 148th Avenue and N.E. 31st Way in Redmond, Washington (the “Daytona Buildings”). The buildings were constructed in 2002 and contain an aggregate of 250,515 square feet of rentable area. The aggregate purchase price for the Daytona Buildings was $99.0 million, excluding transaction costs and financing fees.

On January 3, 2007, the Company acquired six office buildings located on N.E. 31st Way in Redmond, Washington (the “Laguna Buildings”). Four of the buildings were constructed in the 1960’s, while the remaining two buildings were constructed in 1998 and 1999. In aggregate, the buildings contain 464,701 square feet of rentable area. The aggregate purchase price for the Laguna Buildings was $118.0 million, excluding transaction costs and financing fees.

On February 26, 2007, the Company acquired Atrium on Bay, a mixed-use office and retail complex located in the Downtown North submarket of the central business district of Toronto, Canada. Atrium on Bay is comprised of three office towers, a two-story retail mall, and a two-story parking garage. The buildings consist of 1,079,870 square feet of rentable area and are 86% leased to a variety of office and retail tenants. The contract purchase price of Atrium on Bay was approximately $250.0 million CAD (approximately $215.6 million USD as of February 26, 2007), exclusive of transaction costs, financing fees and working capital reserves. In connection with the acquisition, mortgage financing was secured in the amount of $190.0 million CAD ($163.9 million USD as of February 26, 2007). The financial statements of Atrium on Bay were translated from Canadian Dollars, the property’s functional currency, into United States Dollars for reporting purposes.

On June 22, 2007, the Company acquired Seattle Design Center, a mixed-use office and retail complex that contains 390,684 square feet of rentable area, located in Seattle, Washington. The complex consists of two buildings, one constructed in 1973 and the other in 1983. The aggregate purchase price of Seattle Design Center was $56.8 million, excluding transaction costs and financing fees.

On June 28, 2007, the Company acquired 5th and Bell, a six-story office building that contains 197,135 square feet of rentable area, located in Seattle, Washington. The building was constructed in 2002. The net contract purchase price of 5thand Bell was $72.2 million, excluding transaction costs and financing fees.

On July 2, 2007, the Company acquired a 50% interest in Cargo Center Dutra II, an industrial property located in Rio de Janeiro, Brazil for $103.7 million BRL ($53.7 million USD as of July 2, 2007) through a joint venture with an affiliate of Hines. The property consists of four industrial buildings that contain 693,116 square feet of rentable area. The buildings were constructed in various years from 2001 to 2007. The Company funded this equity method investment on June 28, 2007.

On July 19, 2007, the Company acquired 3 Huntington Quadrangle, an office complex that contains 407,731 square feet of rentable area, located on Long Island in New York. The complex consists of two four-story buildings constructed in 1971. The aggregate purchase price of 3 Huntington Quadrangle was $87.0 million, excluding transaction costs and financing fees.

On August 1, 2007, the Company acquired One Wilshire, a thirty-story office building that contains 664,248 square feet of rentable area, located in Los Angeles, California. The building was constructed in 1966 and renovated in 1992. The aggregate purchase price of One Wilshire was $287.0 million, excluding transaction costs and financing fees.

On September 28, 2007, the Company acquired the Minneapolis Office/Flex Portfolio, a collection of nine office/flex buildings located in the I-494, I-394, and Midway submarkets of Minneapolis, Minnesota. The buildings were constructed between 1986 and 1992. The aggregate purchase price of the Minneapolis Portfolio was $87.0 million, excluding transaction costs and financing fees.

On November 16, 2007, the Company acquired JPMorgan Chase Tower, a fifty five-story office building that contains 1,296,407 square feet of rentable area, located in Dallas, Texas. The building was constructed in 1987. The aggregate purchase price of JPMorgan Chase Tower was $289.6 million, excluding transaction costs and financing fees.

The unaudited pro forma consolidated statement of operations of the Company assumes that all 2006 and 2007 property acquisitions occurred on January 1, 2006.

(2)  Core Fund

The Core Fund is an investment vehicle organized in August 2003 by Hines to invest in existing office properties in the United States. The third-party investors in the Core Fund other than Hines REIT are, and Hines expects that future third-party investors in the Core Fund will be primarily U.S. and foreign institutional investors or high net worth individuals. The Core Fund was formed as a Delaware limited partnership.

     On January 31, 2006, the Core Fund purchased 720 Olive Way, an office property located in the retail core submarket of the central business district of Seattle, Washington. The property consists of a 20-story office building and a parking structure that were constructed in 1981 and substantially renovated in 1997. The aggregate purchase price of 720 Olive Way was $83.7 million, including transaction costs, financing fees and working capital reserves. In connection with the acquisition, mortgage financing was secured in the amount of $42.4 million. The Core Fund currently holds approximately a 68.56% interest in 720 Olive Way. Institutional Co-Investors, affiliates of Hines, and third-party investors hold, indirectly, the remaining 20.0%, 0.36%, and 11.08%, respectively.

On April 3, 2006, the Core Fund purchased 333 West Wacker, an office property located in the central business district of Chicago, Illinois. The property consists of a 36-story office building and a parking structure that were constructed in 1983. The aggregate purchase price of 333 West Wacker was $223.0 million, excluding transaction costs, financing fees and working capital reserves. In connection with the acquisition, mortgage financing was secured in the amount of $124.0 million. The Core Fund currently holds approximately a 68.56% interest in 333 West Wacker. Institutional Co-Investors, affiliates of Hines, and third-party investors hold, indirectly, the remaining 20.0%, 0.36%, and 11.08%, respectively.

On July 14, 2006, the Core Fund acquired One Atlantic Center, a 50-story, office building located in Atlanta, Georgia. The building was constructed in 1987. The contract purchase price of One Atlantic Center was $305.0 million, exclusive of transaction costs, financing fees and working capital reserves. In connection with the acquisition, mortgage financing was secured in the amount of $168.5 million. The Core Fund currently holds approximately a 85.91% interest in One Atlantic Center. Affiliates of Hines and third-party investors hold, indirectly, the remaining 0.20% and 13.89%, respectively.

    On October 2, 2006, the Core Fund purchased LNR I, II, and III (“Warner Center”), an office complex located in the central business district of Woodland Hills, California. The property consists of four five-story office buildings, one three-story office building, and two parking structures that were constructed between 2001 and 2005. The aggregate purchase price of Warner Center was $311.0 million, excluding transaction costs, financing fees and working capital reserves. In connection with the acquisition, mortgage financing was secured in the amount of $174.0 million. The Core Fund currently holds approximately a 68.56% interest in Warner Center. Institutional Co-Investors, affiliates of Hines, and third-party investors hold, indirectly, the remaining 20.0%, 0.36%, and 11.08%, respectively.

On November 16, 2006, the Core Fund purchased Riverfront Plaza, an office property located in Richmond, Virginia. The property consists of two 21-story office buildings that were constructed in 1990. The contract purchase price of Riverfront Plaza was $277.5 million, excluding transaction costs, financing fees and working capital reserves. In connection with the acquisition, mortgage financing was secured in the amount of $135.9 million. The Core Fund currently holds approximately a 85.91% interest in Riverfront Plaza. Affiliates of Hines and third-party investors hold, indirectly, the remaining 0.20% and 13.89%, respectively.

On May 1, 2007, the Core Fund purchased a portfolio of six office properties located in Sacramento, California (collectively the “Sacramento Properties”). The Sacramento Properties include 15 office buildings located in and around the Sacramento metropolitan area that contain approximately 1.4 million square feet. The contract purchase price of the Sacramento Properties was $490.2 million, excluding transaction costs, financing fees and working capital reserves. In connection with the acquisition, mortgage financing was secured in the amount of $273.3 million. The Core Fund currently holds approximately a 68.56% interest in the Sacramento Properties. Institutional Co-Investors, affiliates of Hines, and third-party investors hold, indirectly, the remaining 20.0%, 0.36%, and 11.08%, respectively.

On June 20, 2007, the Core Fund purchased Charlotte Plaza, a 27-story office building located in Charlotte, N.C. The building was constructed in 1981. The contract purchase price of Charlotte Plaza was $175.5 million, excluding transaction costs, financing fees and working capital reserves. In connection with the acquisition, mortgage financing was secured in the amount of $97.5 million. The Core Fund currently holds approximately a 85.91% interest in Charlotte Plaza. Affiliates of Hines and third-party investors hold, indirectly, the remaining 0.20% and 13.89%, respectively.

On July 2, 2007, the Core Fund purchased the Carillon building, a 24-story office building located in Charlotte, N.C. The building was constructed in 1989. The contract purchase price of the Carillon building was $140.0 million, excluding transaction costs, financing fees and working capital reserves. In connection with the acquisition, mortgage financing was secured in the amount of $78.0 million. The Core Fund currently holds approximately a 85.91% interest in the Carillon building. Affiliates of Hines and third-party investors hold, indirectly, the remaining 0.20% and 13.89%, respectively.

On December 27, 2007, the Core Fund purchased Renaissance Square, which consists of two office buildings located in Phoenix, Arizona. The buildings were constructed between 1987 and 1989. The contract purchase price of Renaissance Square was $270.9 million, excluding transaction costs, financing fees and working capital reserves. In connection with the acquisition, mortgage financing was assumed in the amount of $188.8 million. The Core Fund currently holds approximately a 85.91% interest in Renaissance Square. Affiliates of Hines and third-party investors hold, indirectly, the remaining 0.20% and 13.89%, respectively.

   The unaudited pro forma condensed consolidated statement of operations of the Core Fund summarized below assume that all 2006 and 2007 acquisitions occurred on January 1, 2006.

The Company acquired interests in the Core Fund totaling approximately $209.3 million during the year ended December 31, 2006 and an additional $58.0 million effective July 2, 2007. The unaudited pro forma consolidated statement of operations of the Company assumes that these investments occurred on January 1, 2006. Additionally, the unaudited pro forma consolidated financial statement of the Company has been prepared assuming the Company’s investment in the Core Fund is accounted for utilizing the equity method as the Company has the ability to exercise significant influence, but does not exercise financial and operating control, over the Core Fund.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
STATEMENT OF OPERATIONS OF THE CORE FUND
For the Year Ended December 31, 2006

Year Ended December 31, 2006
Revenues and other income	$458,110
Expenses:
Operating	195,999
Interest	127,568
Depreciation and amortization	182,542
Total expenses	506,109
Minority interest	2,907
Net loss	$(45,092)